EXHIBIT 99.1

NEWS  RELEASE

Contact:	Peter D. Brown
Senior Vice President,
Chief Information Officer
and Investor Relations
Foot Locker, Inc.
(212)720-4254

FOOT LOCKER, INC. REPORTS 2010 FOURTH QUARTER RESULTS

•	Net Income of $0.36 Per Share
•	Non–GAAP Net Income Per Share Increases 63 Percent to $0.39
•	Comp-Store Sales Increase 7.3 percent
•	Gross Margin Rate Increases 320 basis points

NEW YORK, NY, March 2, 2011 – Foot Locker, Inc. (NYSE: FL), the New York-based specialty athletic retailer, today reported financial results for its fourth quarter and full year ended January 29, 2011.

Fourth Quarter Financial Results
The Company reported net income of $57 million, or $0.36 per share, for the fourth quarter of 2010. These results included an after-tax charge of $4 million ($0.03 per share) for the write-down of assets, net of the partial recovery of a short-term investment that was written down in 2008. In the year-ago period, the Company reported net income of $23 million, or $0.14 per share, which included after-tax charges of $16 million ($0.10 per share) related to inventory write-downs, corporate restructuring costs and an income tax adjustment.

Excluding the net charges in both years, fourth quarter non-GAAP net income was $61 million, or $0.39 per share, in 2010 versus $39 million, or $0.24 per share, in 2009. This represents a 63 percent increase in the adjusted net income per share amounts.

Fourth quarter comparable-store sales increased 7.3 percent. Total fourth quarter sales increased 5.1 percent to $1,392 million this year, compared with sales of $1,325 million for the corresponding prior-year period. Excluding the effect of foreign currency fluctuations, total sales for the thirteen-week period increased 6.5 percent.

“The significant increase in our fourth quarter net income resulted from strong comparable-store sales growth and gross margin rate expansion, as well as effective expense management,” stated Ken C. Hicks, Chairman of the Board and Chief Executive Officer of Foot Locker, Inc. “We are very encouraged with the ongoing improvement in our operating performance, as the initial steps we are taking in executing our new strategic plan have led to positive strides toward achieving our long-term financial objectives. Heading into 2011, we will remain focused on the further implementation of our strategic initiatives, which we believe will lead to continued profitable growth of our business.”

Fiscal Year Financial Results
For the fiscal year, the Company reported net income of $169 million, or $1.07 per share. These results included the fourth quarter net charges of $4 million ($0.03 per share). Last year, the Company reported net income of $48 million, or $0.30 per share, including an inventory write-down, corporate restructuring charges, the write-down of long-lived assets, and an income tax adjustment that totaled $38 million, after-tax, or $0.24 per share.

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Foot Locker, Inc. 112 West 34th Street, New York, NY 10120

Excluding the net charges in both years, full year non-GAAP net income was $173 million, or $1.10 per share, in 2010 versus $86 million, or $0.54 per share, in 2009.

Comparable-store sales increased 5.8 percent in 2010, and total sales increased 4.0 percent to $5,049 million, compared with sales of $4,854 million last year. Excluding the effect of foreign currency fluctuations, total sales for the full year increased 4.6 percent.

Financial Position
The Company’s merchandise inventory at year end was $1,059 million, which was $22 million, or 2.1 percent, higher than at the end of last year. The Company currently believes that its inventory is positioned well for 2011.

During the fourth quarter of 2010, the Company repurchased 705,000 shares of its common stock for $13.7 million under the Company’s $250 million share repurchase program. For the fiscal year, the Company repurchased 3.2 million shares of common stock for $49.6 million and paid quarterly dividends to shareholders totaling $93 million. As announced last month, the Company increased its quarterly dividend by 10 percent, beginning with its first quarter 2011 dividend payment.

At year end 2010, the Company’s cash and short-term investments totaled $696 million, while the debt on its balance sheet was $137 million. The Company’s total cash position, net of debt, was $108 million higher than at the same time last year.

Store Base Update
The Company opened 43 stores, remodeled or relocated 171 stores, and closed 117 stores during fiscal 2010. At January 29, 2011, the Company operated 3,426 stores in 21 countries in North America, Europe, and Australia. In addition, 26 franchised stores are currently operating in the Middle East and South Korea.

The Company is hosting a live conference call at 9:00 a.m. (ET) on Thursday, March 3, 2011, to discuss these results and provide some comments on the current business environment. This conference call may be accessed live from the Investor Relations section of the Foot Locker, Inc. website at http://www.footlocker-inc.com. The conference call will be available for webcast replay until 5:00 p.m. on Thursday, March 10, 2011.

Disclosure Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the federal securities laws. Other than statements of historical facts, all statements which address activities, events, or developments that the Company anticipates will or may occur in the future, including, but not limited to, such things as future capital expenditures, expansion, strategic plans, dividend payments, stock repurchases, growth of the Company’s business and operations, including future cash flows, revenues, and earnings, and other such matters, are forward-looking statements. These forward-looking statements are based on many assumptions and factors which are detailed in the Company’s filings with the Securities and Exchange Commission, including the effects of currency fluctuations, customer demand, fashion trends, competitive market forces, uncertainties related to the effect of competitive products and pricing, customer acceptance of the Company’s merchandise mix and retail locations, the Company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor), pandemics and similar major health concerns, unseasonable weather, further deterioration of global financial markets, economic conditions worldwide, further deterioration of business and economic conditions, any changes in business, political and economic conditions due to the threat of future terrorist activities in the United States or in other parts of the world and related U.S. military action overseas, the ability of the Company to execute its business and strategic plans effectively with regard to each of its business units, and risks associated with foreign global sourcing, including political instability, changes in import regulations, and disruptions to transportation services and distribution. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

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FOOT LOCKER, INC.
Condensed Consolidated Statements of Operations
(unaudited)
Periods ended January 29, 2011 and January 30, 2010
(In millions, except per share amounts)

	Fourth Quarter 2010			Fourth Quarter 2009

	GAAP	Adjustments	Non-GAAP, As Adjusted	GAAP	Adjustments	Non-GAAP, As Adjusted

Sales	$1,392	$—	$1,392	$1,325	$—	$1,325

Cost of sales (1)	962	—	962	958	(14)	944
Selling, general and administrative expenses	303	—	303	295	—	295
Depreciation and amortization	27	—	27	27	—	27
Impairment / other charges (2)	10	(10)	—	5	(5)	—
Other (income) (3)	(2)	2	—	(1)	—	(1)
Interest expense, net	2	—	2	2	—	2

	1,302	(8)	1,294	1,286	(19)	1,267

Income from continuing operations before income taxes	90	8	98	39	19	58
Income tax expense (4)	33	4	37	16	3	19

Income from continuing operations	57	4	61	23	16	39
Discontinued operations, net of tax	—	—	—	—	—	—

Net income	$57	$4	$61	$23	$16	$39

Diluted EPS:

Income from continuing operations	$0.36	$0.03	$0.39	$0.14	$0.10	$0.24
Discontinued operations, net of tax	—	—	—	—	—	—

Net income	$0.36	$0.03	$0.39	$0.14	$0.10	$0.24

Weighted-average diluted shares outstanding	156.2	—	156.2	156.9	—	156.9

Footnotes to explain adjustments

(1)	2009 amount relates to an inventory write-down to meet the Company’s new aging standard.

(2)	2010 amount reflects the write-down of CCS intangible assets.
2009 amount reflects costs of organizational changes related to its Lady Foot Locker business and corporate staff.

(3)	2010 amount reflects the partial recovery of a short-term investment that was written down in 2008.

(4)	2010 and 2009 amounts reflect the income tax effect of the pre-tax adjustments highlighted in footnotes above.
2009 amount includes the effect of a change in Canadian income tax rates on the Company’s deferred tax benefits.

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FOOT LOCKER, INC.
Condensed Consolidated Statements of Operations
(unaudited)
Periods ended January 29, 2011 and January 30, 2010
(In millions, except per share amounts)

	Year-To-Date 2010			Year-To-Date 2009

	GAAP	Adjustments	Non-GAAP, As Adjusted	GAAP	Adjustments	Non-GAAP, As Adjusted

Sales	$5,049	$—	$5,049	$4,854	$—	$4,854

Cost of sales (1)	3,533	—	3,533	3,522	(14)	3,508
Selling, general and administrative expenses	1,138	—	1,138	1,099	—	1,099
Depreciation and amortization	106	—	106	112	—	112
Impairment / other charges (2)	10	(10)	—	41	(41)	—
Other (income) (3)	(4)	2	(2)	(3)	—	(3)
Interest expense, net	9	—	9	10	—	10

	4,792	(8)	4,784	4,781	(55)	4,726

Income from continuing operations before income taxes	257	8	265	73	55	128
Income tax expense (4)	88	4	92	26	17	43

Income from continuing operations	169	4	173	47	38	85
Discontinued operations, net of tax	—	—	—	1	—	1

Net income	$169	$4	$173	$48	$38	$86

Diluted EPS:

Income from continuing operations	$1.07	$0.03	$1.10	$0.30	$0.24	$0.54
Discontinued operations, net of tax	—	—	—	—	—	—

Net income	$1.07	$0.03	$1.10	$0.30	$0.24	$0.54

Weighted-average diluted shares outstanding	156.7	—	156.7	156.3	—	156.3

Footnotes to explain adjustments

(1)	2009 amount relates to an inventory write-down to meet the Company’s new aging standard.

(2)	2010 amount reflects the write-down of CCS intangible assets.
2009 amount reflects costs of organizational changes related to its Lady Foot Locker business and corporate staff and charges to write-down long-lived assets of the Company’s U.S. store operations.

(3)	2010 amount reflects the partial recovery of a short-term investment that was written down in 2008.

(4)	2010 and 2009 amounts reflect the income tax effect of the pre-tax adjustments highlighted in footnotes above.
2009 amount includes the effect of a change in Canadian income tax rates on the Company’s deferred tax benefits.

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FOOT LOCKER, INC.
Condensed Consolidated Balance Sheets
(unaudited)
(In millions)

	January 29, 2011	January 30, 2010

Assets

CURRENT ASSETS
Cash, cash equivalents and short-term investments	$696	$589
Merchandise inventories	1,059	1,037
Other current assets	179	146

	1,934	1,772

Property and equipment, net	386	387
Deferred tax assets	296	362
Other assets	280	295

	$2,896	$2,816

Liabilities and Shareholders’ Equity

CURRENT LIABILITIES
Accounts payable	$223	$215
Accrued and other liabilities	266	218

	489	433

Long-term debt and obligations under capital leases	137	138
Other liabilities	245	297
SHAREHOLDERS’ EQUITY	2,025	1,948

	$2,896	$2,816

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FOOT LOCKER, INC.
Stores and Estimated Square Footage
(unaudited)
(Square footage in thousands)

	January 29, 2011	January 30, 2010	January 31, 2009

Foot Locker U.S.
Number of stores	1,144	1,171	1,218
Gross square footage	4,600	4,744	4,953
Selling square footage	2,726	2,812	2,946

Footaction
Number of stores	307	319	335
Gross square footage	1,413	1,471	1,568
Selling square footage	888	926	974

Lady Foot Locker
Number of stores	378	415	486
Gross square footage	838	915	1,077
Selling square footage	482	524	615

Kids Foot Locker
Number of stores	294	301	305
Gross square footage	706	718	734
Selling square footage	411	422	434

Champs Sports
Number of stores	540	552	565
Gross square footage	2,880	2,946	3,034
Selling square footage	1,910	1,953	2,032

CCS
Number of stores	12	2	—
Gross square footage	31	6	—
Selling square footage	20	4	—

Foot Locker International
Number of stores	751	740	732
Gross square footage	2,167	2,155	2,135
Selling square footage	1,101	1,094	1,091

Total Stores Operated
Number of stores	3,426	3,500	3,641
Gross square footage	12,635	12,955	13,501
Selling square footage	7,538	7,735	8,092

Total Franchised Stores
Number of stores	26	22	17
Gross square footage	84	78	62
Selling square footage	55	53	42

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